Exhibit 99.1

Press Release

DigitalNet Reports First Quarter 2004 Results

Wednesday, April 21, 2004 8:00am ET

HERNDON, VA.—(BUSINESS WIRE)—April 21, 2004—DigitalNet Holdings, Inc.  (Nasdaq: DNET), a leading provider of network computing solutions to U.S. defense, intelligence and civilian federal government agencies, today announced its operating results for the three months ended March 31, 2004, exceeding its previously issued guidance given in February.  In addition, the Company provided initial guidance for the second quarter 2004 and raised its previously issued guidance for the full year 2004.

Reported Results

•                  Revenues for the first quarter 2004 were $80.7 million.

•                  Net income for the first quarter 2004 was $4.6 million.

•                  EBITDA(2) for the first quarter 2004 was $12.8 million.

•                  Diluted earnings per share for the first quarter 2004 was $0.28.

•                  Revenues, as adjusted(1) for the first quarter 2004 were $77.5 million, an increase of 14.9% over our 2003 first quarter revenues, as adjusted(1) of $67.5 million.

•                  EBITDA, as adjusted(3) for the first quarter 2004 was $11.3 million, or 14.6% of revenues, as adjusted(1), an increase of 13.4% over our 2003 first quarter EBITDA, as adjusted(3) of $10.0 million.

•                  Net income, as adjusted(4) for the first quarter 2004 was $4.9 million, an increase of 17.5% over our 2003 first quarter net income, as adjusted(4) of $4.1 million.

•                  Diluted earnings per share, as adjusted(5),(6) for the first quarter 2004 was $0.30.

A reconciliation of (i) net income to EBITDA, (ii) revenues, net income and EPS on a U.S. GAAP basis and on an as adjusted basis, and (iii) EBITDA to EBITDA, as adjusted, is provided in the footnotes to the financial tables at the end of this release.

Ken Bajaj, DigitalNet’s Chairman and CEO stated, “The first quarter was another very strong quarter for DigitalNet. We continued to accelerate our organic growth rate, won significant new business and announced our acquisition of UTA. Our accomplishments in Q1 2004 are a testament to our continued commitment to our shareholders, customers, and employees.”

Chief Financial Officer Jack Pearlstein added, “Given the strong first quarter operating performance and our immediately accretive acquisition of UTA, we have been able to raise our forward guidance substantially since the earnings call in February.”

New Business Wins

The Company won a number of strategic contracts during the first quarter valued at up to
$127 million, including the FBI EOC contract and a number of Intelligence and Defense Department customer contracts.

•                  FBI Enterprise Operations Center contract — DigitalNet will manage data, network, hardware, software applications and security access for the Trilogy infrastructure.

•                  Intelligence customer contract - DigitalNet will provide information technology (IT) support to command and control (C2) communities supporting a worldwide secure computer network for several thousand users and will manage a 24x7 Network Operations Center.

•                  Defense Department customer contract – DigitalNet will provide information security services and solutions using leading edge technology to include secure, XTS-based network guards.

The Company’s backlog stood at approximately $936 million as of March 31, 2004, an increase of 30% from March 31, 2003.

Subsequent Events

On April 1, 2004, the Company completed its acquisition of User Technology Associates, Inc. (“UTA”), an Arlington, VA based federal information technology services provider, for $50.0 million in cash.

Company Outlook

The Company has provided below its initial guidance for the second quarter 2004 and its raised guidance for the full year 2004.  The Company’s guidance includes the results from the UTA acquisition, but excludes the results from any subsequent acquisitions.  The Company will update its full year guidance upon the successful completion of any subsequent acquisition.  The table below summarizes the guidance ranges for the second quarter 2004 and full year 2004.

(Dollars and shares in millions, except per share data)

	Q2 2004	Previous FY2004	Current FY2004
Revenues	$94.0 - $95.0	$367.5 - $372.5	$372.2 - $377.2
Revenues, as adjusted	$94.0 - $95.0	$365.0 - $370.0	$369.0 - $374.0
Net income	$3.9 - $4.0	$14.7 - $15.1	$15.6 - $16.1
Net income, as adjusted	$5.0 - $5.1	$19.9 - $20.4	$20.7 - $21.4
Diluted earnings per share	$0.23 - $0.24	$0.89 - $0.91	$0.94 - $0.97
Diluted earnings per share, as adjusted	$0.30 - $0.31	$1.20 - $1.23	$1.25 - $1.29
Diluted weighted average shares outstanding	16.55	-	16.60

Due to the forward looking nature of the projections of revenue, net income and diluted earnings on an as adjusted basis, information to reconcile such non-GAAP financial measures to the GAAP measures is not available without unreasonable effort. Management does not believe such information is material.

Conference Call Information

The Company has scheduled a conference call for 10 AM E.T. Wednesday, April 21, 2004, during which management will be making a brief presentation focusing on first quarter and full year results, operating trends and its expectations. A question-and-answer session will follow to allow further discussion of the results and the company’s future expectations. Interested parties may listen to the conference call by dialing (800) 901-5218 (U.S./Canada) and (617) 786-4511 (International) and entering the passcode 75570030.  The call will be webcast simultaneously through a link on the DigitalNet website (www.digitalnet.com). A replay of the conference call will be available approximately two hours after the conclusion of the conference call through May 12, 2004 by dialing (888) 286-8010 (U.S./Canada) and (617) 801-6888 (International) and entering the passcode 25130067.

About DigitalNet

DigitalNet builds, integrates and manages enterprise network computing solutions that provide government organizations with sustainable strategic business advantages. With more than 30 years of experience, the Company provides Managed Network Services, Information Security Solutions and Application Development Services and Solutions for the U.S. Department of Defense, U.S. Government civilian agencies and the intelligence community. We are focused on adding value to our clients by increasing network reliability, reducing overall network costs, and rapidly migrating mission critical network computing environments to new technologies.  www.digitalnet.com.

The statements contained in this release which are not historical facts are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: funding decisions of U.S. Government projects; government contract procurement, option exercise and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain qualified employees; the Company’s ability to identify, execute or effectively integrate future acquisitions, including UTA; the Company’s ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; material changes in laws or regulations applicable to the Company’s business and other risk factors described in the Company’s 10-K for the year ended December 31, 2003. In addition, the statements in this press release are made as of April 21, 2004. We expect that subsequent events or developments will cause our views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to April 21, 2004.

DigitalNet Holdings, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2003	March 31, 2004

Assets
Current assets:
Cash and cash equivalents	$23,635	$28,027
Accounts receivable, net	66,197	64,082
Inventory	7,692	5,187
Prepaid expenses and other current assets	9,162	5,835
Total current assets	106,686	103,131
Other assets	8,438	7,681
Property and equipment, net	12,008	11,694
Intangible assets, net	173,128	171,247
Total assets	$300,260	$293,753

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,621	$6,745
Accrued expenses	35,029	26,276
Deferred revenues	5,630	4,783
Total current liabilities	48,280	37,804
Long-term debt	81,250	81,250
Other liabilities	11,277	10,541

Stockholders’ equity	159,453	164,158
Total liabilities and stockholders’ equity	$300,260	$293,753

DigitalNet Holdings, Inc.

Consolidated Statements of Operations

(Dollars in Thousands, except per share data)

	Three months ended March 31,
	2003	2004

Revenues	$77,902	$80,724
Costs of revenues	61,884	61,943
Gross profit	16,018	18,781

Operating expenses:
Selling, general, and administrative	8,455	7,704
Acquisition and related expenses	—	(366)
Amortization of intangibles	2,649	1,881
Total operating expenses	11,104	9,219

Income from operations	4,914	9,562

Other income (expense):
Interest income	47	113
Interest expense	(4,104)	(2,090)
Other income (expense)	6	15
Total other income (expense), net	(4,051)	(1,962)

Income before provision for income taxes	863	7,600
Provision for income taxes	509	2,974
Net income	$354	$4,626

Dividends on preferred stock	(1,412)	—
Net (loss) income attributable to common stockholders	$(1,058)	$4,626

Net loss per common share:
Basic net (loss) income attributable to common stockholders per share	$(0.19)	$0.28
Basic weighted average common shares outstanding	5,501,593	16,290,158

Diluted net (loss) income attributable to common stockholders per share	$(0.19)	$0.28
Diluted weighted average common shares outstanding	5,501,593	16,474,113

DigitalNet Holdings, Inc.

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three months ended March 31,
	2003	2004

Cash flows from operating activities:
Net income	$354	$4,626

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,033	1,353
Gain on sale of equipment	(3)	(12)
Amortization of intangible assets	2,649	1,881
Amortization of deferred financing fees	1,058	187
Amortization of discount on debt	187	—
Amortization of deferred compensation	389	78
Deferred income taxes	510	2,974
Changes in assets and liabilities:	—	—
Accounts receivable	4,952	2,115
Inventory	(1,909)	2,505
Prepaid expenses and other assets	(1,545)	925
Accounts payable and accrued expenses	88	(8,946)
Deferred revenues	(105)	(847)
Other liabilities	—	(1,420)
Net cash provided by operating activities	8,658	5,419

Cash flows from investing activities:
Purchases of property and equipment	(1,179)	(1,039)
Proceeds from sale of equipment	4	12
Purchase of DigitalNet Government Solutions, LLC	(10,264)	—
Accounts receivable collected on behalf of Getronics Parent	5,847	—
Net cash used in investing activities	(5,592)	(1,027)

Cash flows from financing activities:
Repayments under revolving credit facility	(3,900)	—
Payments on management notes receivable	60	—
Net cash used in financing activities	(3,840)	—

Net (decrease) increase in cash	(774)	4,392
Cash and cash equivalents, beginning of period	3,894	23,635
Cash and cash equivalents, end of period	$3,120	$28,027

(1)   Revenues, as adjusted, represent revenues, as reported, less revenues derived from our NASA CSOC contract. Because our performance under the NASA CSOC contract ended on March 31, 2004, management believes that revenues, as adjusted, presents investors with a more meaningful depiction of our ongoing business.  A reconciliation of revenues, as reported, to revenues, as adjusted, is as follows (dollars in thousands):

	Three months ended March 31,
	2003	2004

Revenues, as reported	$77,902	$80,724
Less:
NASA CSOC contract	10,427	3,221
Revenues, as adjusted	$67,475	$77,503

(2)   EBITDA is defined as net income as reported, plus interest, income taxes, depreciation and amortization. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. EBITDA is presented because we believe EBITDA is a meaningful indicator that can be used by investors to analyze and compare our operating performance to the operating performance of other companies. However, EBITDA should not be construed as an alternative to net income as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of net income as reported, to EBITDA is as follows (dollars in thousands):

	Three months ended March 31,
	2003	2004

Net income, as reported	$354	$4,626
Plus:
Interest, net	4,057	1,977
Income taxes	509	2,974
Depreciation	2,033	1,353
Amortization	2,649	1,881
EBITDA	$9,602	$12,811

(3)   EBITDA, as adjusted, represents EBITDA as set forth above, less gross profit associated our NASA CSOC contract and acquisition and related expenses, plus certain stock-based compensation. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. EBITDA, as adjusted, should not be construed as either an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. Gross profit associated with our NASA CSOC contract represents the amount by which revenues associated with this contract exceed the costs of revenues associated with this contract. Because our performance under the NASA CSOC contract ended on March 31, 2004, management believes that EBITDA, as adjusted, presents investors with a more meaningful depiction of our ongoing business. In addition, we have excluded acquisition and related expenses from EBITDA, as adjusted, because management believes that the benefit for lease costs included in acquisition and related expenses is non-recurring as it relates to transactions concurrent with the commencement of substantive operations and the acquisition of our predecessor. We have also excluded certain stock-based compensation from EBITDA, as adjusted, because these charges are non-recurring and related to common stock issued in conjunction with the formation of the Company and the acquisition of our predecessor.  Management believes that such presentation provides a more meaningful depiction of our ongoing business.  A reconciliation of EBITDA to EBITDA, as adjusted, is as follows (dollars in thousands):

	Three months ended March 31,
	2003	2004

EBITDA	$9,602	$12,811

Less:
NASA CSOC contract gross margin	—	(1,113)
Acquisition and related expenses	—	(366)
Plus:
Stock-based compensation	389	—
EBITDA, as adjusted	$9,991	$11,332

(4)   Net income, as adjusted, represents net income, as reported, less gross profit, associated with our NASA CSOC contract and acquisition and related expenses, plus certain stock-based compensation, amortization of intangibles and interest related to debt retired with the proceeds of the IPO. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. Net income, as adjusted, should not be construed as an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States. Gross profit associated with our NASA CSOC contract represents the amount by which revenues associated with this contract exceeds the costs of revenues associated with this contract. Because our performance under the NASA CSOC contract ended on March 31, 2004, management believes that net income, as adjusted, presents investors with a more meaningful depiction of our ongoing business. In addition, we have excluded acquisition and related expenses from net income, as adjusted, because management believes that the benefit for lease costs included in acquisition and related expenses is non-recurring as it relates to transactions concurrent with the commencement of substantive operations and the acquisition of our predecessor. We have also excluded certain stock-based compensation from net income, as adjusted, because these charges are non-recurring and related to common stock issued in conjunction with the formation of the Company and the acquisition of our predecessor.  We have also excluded amortization of intangibles from net income, as adjusted, because these expenses relate to the acquisition of our predecessor which was the formative transaction that commenced the substantive operations of our company, and management believes that such presentation provides a more meaningful comparison of our operating performance with the operating performance of other companies. We have also excluded interest expense related to debt retired with the proceeds of the IPO or the sale of 9% senior notes because such elimination reflects the effect of our current capital structure after consummation of the 2003 refinancing transactions.  A reconciliation of net income to net income, as adjusted, is as follows (dollars in thousands):

	Three months ended March 31,
	2003	2004

Net income, as reported	$354	$4,626

Less:
NASA CSOC contract gross profit	—	(1,113)
Acquisition and related expenses	—	(366)
Plus:
Stock-based compensation	389	—
Amortization	2,649	1,881
Interest on retired debt	2,895	—
Income tax effect, net	(2,142)	(157)
Net income, as adjusted	$4,145	$4,871

(5)   The diluted weighted average common shares outstanding, as adjusted, reflects the following: a) shares of common stock issued in connection with the IPO, as if the offering was consummated on January 1, 2003, b) shares of common stock issued in connection with the conversion of the Class A Preferred Stock, including accrued dividends, upon the consummation of the IPO, as if the shares were issued on January 1, 2003, c) shares of carried stock, reserved stock, and restricted stock that vested upon the IPO with assumed vesting on January 1, 2003, and d) the treasury stock effect of warrants to purchase 94,868 shares of common stock.  We have presented diluted weighted average common shares outstanding, as adjusted, to show the effect on earnings per share of the Company’s current capital structure after consummation of the refinancing transactions related to the IPO and the sale of 9% senior notes due 2010.  A reconciliation of the historical diluted weighted average common shares outstanding to the diluted weighted average common shares outstanding, as adjusted, is as follows:

	Three months ended March 31,
	2003	2004
Historical diluted weighted average common shares outstanding	5,501,593	16,474,113
Common stock issued in IPO	5,750,000	—
Conversion of the Class A Preferred Stock at IPO	3,807,132	—
Common stock vested upon IPO	1,231,433	—
Treasury stock effect of warrants	94,775	—
Diluted weighted average common shares outstanding, as adjusted	16,384,933	16,474,113

(6)   The diluted earnings per share, as adjusted, is computed by dividing net income, as adjusted, by the diluted weighted average common shares outstanding, as adjusted, during the period. The following details the computation of the diluted earnings per share, as adjusted, (dollars in thousands, except per share data):

	Three months ended March 31,
	2003	2004

Net income, as adjusted	$4,145	$4,871

Diluted weighted average common shares outstanding, as adjusted	16,384,933	16,474,113

Diluted earnings per share, as adjusted	$0.25	$0.30

Investor Relations Contact:

Joe Cormier, DigitalNet

(703) 563-7703

joe.cormier@digitalnet.com